EXHIBIT 99.1

WisdomTree Announces Second Quarter 2014 Results

Pre-tax income of $20.1 million, increases 65% from year ago quarter

$0.15 diluted pre-tax EPS; $0.08 diluted net income EPS

New York, NY – (GlobeNewswire) – August 1, 2014 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded product (“ETP”) sponsor and asset manager, today reported pre-tax income of $20.1 million or $0.15 per share on a fully diluted basis. This compares to $12.2 million in the second quarter of 2013 and $16.5 million in the first quarter of 2014. Included in the quarter was a pre-tax loss of $1.6 million, or $0.01 per diluted EPS, associated with its European listed ETP business which was acquired in April 2014. The Company recorded income tax expense of $9.5 million (however, the Company does not currently pay income taxes because of its net operating loss carryforward) and net income of $10.6 million or $0.08 per diluted EPS in the second quarter.

WisdomTree CEO and President Jonathan Steinberg said, “WisdomTree reached record assets under management (“AUM”) levels in the second quarter driven by continued inflows in European-focused equity ETFs where we made market share gains, inflows in our India ETF and inflows in domestic equities. Even despite Japan-related outflows, we ended the quarter with $300 million in net inflows.”

Mr. Steinberg continued, “We recorded top line revenue growth of 18% with a 77% increase in pre-tax income in our US business despite the challenging flows this quarter. We are clearly demonstrating the efficiency, power and potential of our business model. Since the first quarter, we showed a nearly 5% improvement in our gross margin to 82.4% for our US business. Including our new European entity, we reported a record 45.6% pretax margin on a base of $34 billion in average AUM. Our business and our balance sheet have never been stronger. With $141 million in cash and investments, WisdomTree is in a position of strength to invest for future growth.”

“We are continuing to expand and refine our product set, identifying new strategies in equities and fixed income. We are also continuing to benefit as many of our earliest product launches build strong track records, assets and liquidity. While we recently announced 10 ETFs surpassed the $1 billion AUM milestone, we have another 21 ETFs with greater than $100 million in AUM, all of which represent promising growth opportunities in the right market cycle.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2014	2014	2013	2014	2013
Operating Highlights
US listed ETFs ($, in billions):
AUM	$35.5	$33.9	$29.0	4.8%	22.5%
Net inflows/(outflows)	$0.3	($0.5)	$5.0	n/a	(93.3%)
Average AUM	$34.1	$33.9	$28.4	0.8%	20.3%
Average advisory fee	0.51%	0.51%	0.52%	—	(0.0	1)
Market share of industry inflows	0.6%	n/a	32.2%	n/a	(31.6)

European listed ETPs ($, in millions):
AUM	$113.2	—	—	—	—
Net inflows/(outflows)	$17.7	—	—	—	—
Average advisory fee	0.82%	—	—	—	—

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$44.1	$42.9	$37.3	2.8%	18.2%
Pre-tax income	$20.1	$16.5	$12.2	22.2%	64.5%
Diluted pre-tax earnings per share	$0.15	$0.12	$0.09	$0.03	$0.06
Pre-tax margin	45.6%	38.4%	32.8%	7.2	12.8

US listed ETFs:
Total revenues	$43.9	$42.9	$37.3	2.4%	17.7%
Pre-tax income	$21.7	$16.5	$12.2	31.7%	77.3%
Gross margin[1] (non-GAAP)	82.4%	78.6%	74.5%	3.8	7.9
Pre-tax margin	49.4%	38.4%	32.8%	11.0	16.6

Recent Business Developments

•	On May 7, 2014, WisdomTree launched the International Hedged Dividend Growth Fund (IHDG) and Europe Dividend Growth Fund (EUDG)

•	On May 27, 2014, WisdomTree announced 10 ETFs now have $1 billion in assets

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Assets Under Management and Net Inflows

US listed ETF assets under management (“AUM”) were $35.5 billion at June 30, 2014, up 22.5% from June 30, 2013 primarily due to inflow levels. US listed AUM was up 4.8% from March 31, 2014 primarily due to $1.3 billion of positive market movement and $0.3 billion of net inflows. European listed AUM was $113.2 million.

Performance

In evaluating the performance of our US listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 82% of the $35.0 billion invested in our ETFs and 56% (28 of 50) of our ETFs outperformed their comparable Morningstar average since inception as of June 30, 2014.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Second Quarter Financial Discussion

Revenues

Total revenues increased 18.2% from the second quarter of 2013 and 2.8% compared to the first quarter of 2014 to $44.1 million primarily due to higher average AUM. Included in the second quarter was $0.2 million in revenues from our European listed ETPs, which were acquired in April 2014. Our average advisory fee for our US listed ETFs was 0.51% as compared to 0.52% for the second quarter of 2013 and 0.51% in the first quarter of 2014.

Margins

Gross margin for our US listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 82.4% in the second quarter of 2014 as compared to 74.5% in the second quarter of 2013 and 78.6% in the first quarter of 2014. This increase was primarily due to beneficial pricing changes for our fund accounting, administration and custody services.

Pre-tax margin was 45.6% in the second quarter of 2014 as compared to 32.8% in the second quarter of 2013 and 38.4% in the first quarter of 2014. Pre-tax margin for our US listed ETFs was 49.4% in the quarter.

Expenses

Total expenses decreased 4.4% from the second quarter of 2013 and decreased 9.3% compared to the first quarter of 2014 to $24.0 million. Included in the quarter was $1.8 million of expenses associated with our European listed ETPs.

•	Compensation and benefits expense decreased 20.1% to $7.6 million compared to the second quarter of 2013. This decrease was primarily due to lower accrued incentive compensation due to our inflow levels partly offset by higher headcount related expenses to support our growth and compensation expenses associated with our European listed ETPs.

Compensation and benefits expense decreased 19.3% as compared to the first quarter of 2014 primarily due to lower accrued incentive compensation and payroll taxes.

Our headcount in the US was 92 and 11 in Europe at the end of the second quarter of 2014.

•	Fund management and administration expense decreased 14.1% from the second quarter of 2013 and 14.7% from the first quarter of 2014 to $7.8 million. This decrease was primarily due to the transfer of our fund accounting, administration and custody services to State Street, despite the higher average AUM. Partly offsetting this decrease was $0.2 million of expenses for our European listed ETPs.

We had 69 US listed ETFs and 38 European listed ETPs at the end of the second quarter of 2014.

•	Marketing and advertising expense increased 24.1% from the second quarter of 2013 and 5.7% from the first quarter of 2014 to $2.7 million primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expense increased 13.6% from the second quarter of 2013 and 32.7% from the first quarter of 2014 to $1.7 million primarily due to higher levels of spending for sales related initiatives.

•	Professional and consulting fees increased 180.1% from the second quarter of 2013 and 2.5% from the first quarter of 2014 to $1.8 million primarily due to $0.7 million of advisory and other costs associated with our transaction to acquire Boost, which we completed in April 2014.

•	Occupancy, communication and equipment expense increased 44.3% from the second quarter of last year to $0.9 million primarily due to costs for new office space which we began to occupy in January 2014. This expense decreased 5.2% compared to the first quarter of 2014 primarily due to the expiration in January 2014 of the lease for our previous office space.

•	Depreciation and amortization expense increased 142.2% from the second quarter of last year to $0.2 million primarily due to amortization of leasehold improvements for our new office space. This expense was essentially unchanged compared to the first quarter of 2014.

•	Third-party sharing arrangements expense was $0.1 million in the second quarter of 2014. Changes from the second quarter of last year and first quarter of 2014 were from AUM adjustments from our third party marketing agent in Latin America.

•	Other expenses increased 9.7% to $1.2 million compared to the second quarter of 2013 primarily due to higher independent director fees partly offset by lower general and administrative expenses. This expense was essentially unchanged from the first quarter of 2014.

•	Income tax expense was $9.5 million in the second quarter of 2014. We began to record income tax expense this quarter as we recognized a deferred tax asset in the first quarter, which previously had been reserved with a 100% valuation allowance. However, for some time, we do not expect to be paying cash income taxes due to the size of our net operating losses. The income tax rate on our US listed ETF business was 45.4%. We cannot offset our US income tax expense with losses generated by our European listed business. We did incur certain European listed expenses in the US for which we do generate an income tax benefit.

Balance Sheet

As of June 30, 2014, the Company had total assets of $179.8 million which consisted primarily of cash and cash equivalents of $128.8 million and investments of $12.1 million. There were approximately 131.5 million shares of common stock outstanding as of June 30, 2014. Fully diluted weighted average shares outstanding were approximately 138.3 million for the second quarter.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, August 1, 2014 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets;

•	anticipated levels of inflows into and outflows out of our exchange-traded products;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	We have only a limited operating history and, as a result, recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETF shareholders to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	Most of our assets under management are held in ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	We derive a substantial amount of our revenue from products invested in securities of Japanese companies and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets and currency fluctuations between the Japanese Yen and the U.S. Dollar.

•	We derive a majority of our revenue from a limited number of products—in particular one fund, WisdomTree Japan Hedged Equity Fund, that accounted for approximately 30% of our ETF AUM—and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the assets under management of those funds.

•	The WisdomTree ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on other third parties to provide many critical services to operate our business and the WisdomTree ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETF shareholders.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and the U.K. (collectively, “WisdomTree”), is an exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers ETPs covering equity, fixed income, currency, alternatives and commodity asset classes. WisdomTree currently has approximately $35.4 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its wholly owned subsidiary, WisdomTree Asset Management, Inc., a registered investment adviser and investment adviser to the WisdomTree Trust and each of its series. The WisdomTree Trust is a registered open-end management investment company.

Contact Information:

WisdomTree Investments, Inc.

Stuart Bell / Jessica Zaloom

+1.917.267.3702 / +1.917.267.3735

sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,	%
	2014	2014	2013	2014	2013	2014	2013	Change
Revenues
Advisory fees	$43,938	$42,609	$37,101	3.1%	18.4%	$86,547	$66,254	30.6%
Other income	190	311	230	-38.9%	-17.4%	501	418	19.9%

Total revenues	44,128	42,920	37,331	2.8%	18.2%	87,048	66,672	30.6%

Expenses
Compensation and benefits	7,551	9,355	9,447	-19.3%	-20.1%	16,906	16,929	-0.1%
Fund management and administration	7,818	9,168	9,106	-14.7%	-14.1%	16,986	17,329	-2.0%
Marketing and advertising	2,726	2,578	2,196	5.7%	24.1%	5,304	4,133	28.3%
Sales and business development	1,727	1,301	1,520	32.7%	13.6%	3,028	3,321	-8.8%
Professional and consulting fees	1,840	1,795	657	2.5%	180.1%	3,635	1,270	186.2%
Occupancy, communication and equipment	853	900	591	-5.2%	44.3%	1,753	968	81.1%
Depreciation and amortization	201	192	83	4.7%	142.2%	393	165	138.2%
Third party sharing arrangements	115	10	428	1050.0%	-73.1%	125	539	-76.8%
Other	1,164	1,142	1,061	1.9%	9.7%	2,306	1,922	20.0%

Total expenses	23,995	26,441	25,089	-9.3%	-4.4%	50,436	46,576	8.3%

Income before taxes	20,133	16,479	12,242	22.2%	64.5%	36,612	20,096	82.2%

Income tax expense/(benefit)	9,531	(13,725)	—	—	—	(4,194)	—	—

Net income	$10,602	$30,204	$12,242	-64.9%	-13.4%	$40,806	$20,096	103.1%

Income before taxes per share - basic	$0.15	$0.13	$0.10			$0.28	$0.16
Income before taxes per share - diluted	$0.15	$0.12	$0.09			$0.26	$0.14

Net income per share - basic	$0.08	$0.23	$0.10			$0.31	$0.16
Net income per share - diluted	$0.08	$0.22	$0.09			$0.29	$0.14

Weighted average common shares - basic	131,533	130,934	125,771			131,235	125,605
Weighted average common shares - diluted	138,258	138,667	140,081			138,501	139,716

WISDOMTREE INVESTMENTS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	US	European
	Listed	Listed		US Listed Business
	Business	Business	Total				% Change From
	Q2/14	Q2/14**	Q2/14	Q2/14	Q1/14	Q2/13	Q1/14	Q2/13
Revenues
Advisory fees	$43,753	$185	$43,938	$43,753	$42,609	$37,101	2.7%	17.9%
Other income	182	8	190	182	311	230	-41.5%	-20.9%

Total revenues	43,935	193	44,128	43,935	42,920	37,331	2.4%	17.7%
Expenses
Compensation and benefits	7,026	525	7,551	7,026	9,355	9,447	-24.9%	-25.6%
Fund management and administration	7,625	193	7,818	7,625	9,168	9,106	-16.8%	-16.3%
Marketing and advertising	2,675	51	2,726	2,675	2,578	2,196	3.8%	21.8%
Sales and business development	1,653	74	1,727	1,653	1,301	1,520	27.1%	8.8%
Professional and consulting fees	1,026	814	1,840	1,026	1,795	657	-42.8%	56.2%
Occupancy, communication and equipment	807	46	853	807	900	591	-10.3%	36.5%
Depreciation and amortization	199	2	201	199	192	83	3.6%	139.8%
Third party sharing arrangements	115	—	115	115	10	428	1050.0%	-73.1%
Other	1,105	59	1,164	1,105	1,142	1,061	-3.2%	4.1%

Total expenses	22,231	1,764	23,995	22,231	26,441	25,089	-15.9%	-11.4%

Income/(loss) before taxes	21,704	(1,571)	20,133	21,704	16,479	12,242	31.7%	77.3%

Income tax expense/(benefit)	9,873	(342)	9,531	9,873	(13,725)	—	-171.9%	n/a

Net income/(loss)	$11,831	$(1,229)	$10,602	$11,831	$30,204	$12,242	-60.8%	-3.4%

Income/(loss) before taxes per share - basic	$0.17	$(0.01)	$0.15
Income/(loss) before taxes per share - diluted	$0.16	$(0.01)	$0.15

Net income/(loss) per share - basic	$0.09	$(0.01)	$0.08
Net income/(loss) per share - diluted	$0.09	$(0.01)	$0.08

Weighted average common shares - basic	131,533	131,533	131,533
Weighted average common shares - diluted	138,258	138,258	138,258
Pretax margin	49.4%	n/a	45.6%
Gross margin	82.4%	0.0%	82.0%

**	- for the period 4/15/14 to 6/30/14

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,847	$104,316
Accounts receivable	15,733	18,100
Other current assets	2,706	1,320

Total current assets	147,286	123,736

Fixed assets, net	9,634	6,252
Investments	12,145	11,748
Deferred tax asset, net	9,487	—
Goodwill	1,227	—
Other noncurrent assets	63	55

Total assets	$179,842	$141,791

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$10,031	$10,394
Compensation and benefits payable	4,655	14,278
Accounts payable and other liabilities	4,544	4,384

Total current liabilities	19,230	29,056

Other noncurrent liabilities:
Acquisition payable	1,757	—
Deferred rent payable	4,992	3,706

Total liabilities	25,979	32,762

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: issued: 133,320 and 132,247 outstanding: 131,542 and 130,350	1,333	1,322
Additional paid-in capital	188,218	184,201
Accumulated deficit	(35,688)	(76,494)

Total stockholders’ equity	153,863	109,029

Total liabilities and stockholders’ equity	$179,842	$141,791

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2014	2013
Cash flows from operating activities
Net income	$40,806	$20,096
Non-cash items included in net income:
Income tax benefit	(4,194)	—
Depreciation and amortization	393	165
Stock-based compensation	4,045	3,405
Deferred rent	1,286	(69)
Accretion to interest income and other	(79)	94
Changes in operating assets and liabilities:
Accounts receivable	2,546	(3,112)
Other assets	(1,230)	(761)
Fund management and administration payable	(473)	3,747
Compensation and benefits payable	(9,887)	5,076
Accounts payable and other liabilities	(553)	568

Net cash provided by operating activities	32,660	29,209

Cash flows from investing activities
Purchase of fixed assets	(3,741)	(123)
Purchase of investments	(1,237)	(2,943)
Cash acquired on acquisition	1,349	—
Proceeds from the redemption of investments	803	2,520

Net cash used in investing activities	(2,826)	(546)

Cash flows from financing activities
Shares repurchased	(5,426)	(249)
Proceeds from exercise of stock options	116	1,073

Net cash (used in)/provided by financing activities	(5,310)	824

Increase in cash flows due to changes in foreign exchange rate	7	—

Net increase in cash and cash equivalents	24,531	29,487
Cash and cash equivalents - beginning of period	104,316	41,246

Cash and cash equivalents - end of period	$128,847	$70,733

Supplemental disclosure of cash flow information
Cash paid for taxes	$21	$34

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2014	2013
US LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	33,884	34,884	25,103	34,884	18,286
Inflows/(outflows)	334	(502)	4,962	(168)	10,855
Market appreciation/(depreciation)	1,282	(498)	(1,090)	784	(166)

End of period assets	35,500	33,884	28,975	35,500	28,975

Average assets during the period	34,141	33,859	28,390	34,000	25,162
Revenue Days	91	90	91	181	181

ETF Industry and Market Share (in billions)
ETF industry net inflows	56.9	14.5	15.4	71.4	67.6
WisdomTree market share of industry inflows	0.6%	0.0%	32.2%	0.0%	16.1%

International Hedged Equity ETFs (in millions)
Beginning of period assets	12,612	13,348	5,797	13,348	1,258
Inflows/(outflows)	(502)	(12)	4,376	(514)	8,447
Market appreciation/(depreciation)	447	(724)	97	(277)	565

End of period assets	12,557	12,612	10,270	12,557	10,270

Average assets during the period	12,189	13,052	8,624	12,620	6,028

US Equity ETFs (in millions)
Beginning of period assets	7,505	7,181	5,161	7,181	4,371
Inflows/(outflows)	221	189	547	410	838
Market appreciation/(depreciation)	326	135	69	461	568

End of period assets	8,052	7,505	5,777	8,052	5,777

Average assets during the period	7,721	7,176	5,541	7,448	5,145

Emerging Markets Equity ETFs (in millions)
Beginning of period assets	6,753	7,448	8,071	7,448	7,332
Inflows/(outflows)	388	(632)	(51)	(244)	825
Market appreciation/(depreciation)	465	(63)	(848)	402	(985)

End of period assets	7,606	6,753	7,172	7,606	7,172

Average assets during the period	7,088	6,775	7,964	6,932	7,934

International Developed Equity ETFs (in millions)
Beginning of period assets	4,830	3,864	2,728	3,864	2,474
Inflows/(outflows)	518	812	57	1,330	196
Market appreciation/(depreciation)	(8)	154	(152)	146	(37)

End of period assets	5,340	4,830	2,633	5,340	2,633

Average assets during the period	5,135	4,347	2,820	4,741	2,730

Fixed Income ETFs (in millions)
Beginning of period assets	1,610	1,906	2,600	1,906	2,118
Inflows/(outflows)	(278)	(306)	78	(584)	586
Market appreciation/(depreciation)	44	10	(241)	54	(267)

End of period assets	1,376	1,610	2,437	1,376	2,437

Average assets during the period	1,435	1,747	2,700	1,591	2,577

Currency ETFs (in millions)
Beginning of period assets	422	979	626	979	611
Inflows/(outflows)	(21)	(549)	(62)	(570)	(50)
Market appreciation/(depreciation)	5	(8)	(17)	(3)	(14)

End of period assets	406	422	547	406	547

Average assets during the period	413	611	607	512	622

Alternative Strategy ETFs (in millions)
Beginning of period assets	152	158	120	158	122
Inflows/(outflows)	8	(4)	17	4	13
Market appreciation/(depreciation)	3	(2)	2	1	4

End of period assets	163	152	139	163	139

Average assets during the period	160	151	134	156	126

Average ETF assets during the period
International hedged equity ETFs	36%	39%	30%	37%	24%
US equity ETFs	23%	21%	20%	22%	20%
Emerging markets equity ETFs	21%	20%	28%	20%	32%
International developed equity ETFs	15%	13%	10%	14%	11%
Fixed income ETFs	4%	5%	10%	5%	10%
Currency ETFs	1%	2%	2%	2%	2%
Alternative strategy ETFs	0%	0%	0%	0%	1%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.94%	0.94%	0.94%	0.94%	0.94%
Emerging markets equity ETFs	0.67%	0.66%	0.66%	0.67%	0.66%
International developed equity ETFs	0.57%	0.56%	0.56%	0.56%	0.56%
Fixed income ETFs	0.55%	0.55%	0.55%	0.55%	0.55%
International hedged equity ETFs	0.50%	0.49%	0.49%	0.49%	0.49%
Currency ETFs	0.49%	0.49%	0.51%	0.49%	0.51%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.51%	0.51%	0.52%	0.51%	0.53%

Number of ETFs - end of the period
International developed equity ETFs	17	16	16	17	16
US equity ETFs	13	13	12	13	12
Fixed income ETFs	12	12	6	12	6
International hedged equity ETFs	12	6	4	12	4
Emerging markets equity ETFs	7	7	5	7	5
Currency ETFs	6	6	5	6	5
Alternative strategy ETFs	2	2	2	2	2

Total	69	62	50	69	50

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets (April 16, 2014)	96,817
Inflows/(outflows)	17,658
Market appreciation/(depreciation)	(1,231)

End of period assets	113,244

Average ETP advisory fee during the period	0.82%
Number of ETPs - end of the period	38

Global headcount	103	90	79	103	79

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our US listed ETF business. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our US listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2014	2014	2013	2014	2013
GAAP total revenue	$44,128	$42,920	$37,331	$87,048	$66,672
Fund management and administration	(7,818)	(9,168)	(9,106)	(16,986)	(17,329)
Third party sharing arrangements	(115)	(10)	(428)	(125)	(539)

Gross margin	$36,195	$33,742	$27,797	$69,937	$48,804

Gross margin percentage	82.0%	78.6%	74.5%	80.3%	73.2%

US listed ETFs:

GAAP total revenue	$43,935
Fund management and administration	(7,625)
Third party sharing arrangements	(115)

Gross margin	$36,195

Gross margin percentage	82.4%